UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 20, 2021

GREEN PLAINS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37469	47-3822258
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	GPP	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 20, 2021, Green Plains Operating Company, a subsidiary of Green Plains Partners LP, entered into an Amended and Restated Credit Agreement (“Amended Credit Facility”) to its existing credit facility with funds and accounts managed by BlackRock (“BlackRock”) and TMI Trust Company as administrative agent.

Under the terms of the agreement, BlackRock purchased the outstanding balance of the existing notes from Bank of America N.A., as previous administrative agent, and certain other commercial lending institutions. The Amended Credit Facility will mature on July 20, 2026 and the principal amount available is $60.0 million. Interest on the Amended Credit Facility is based on 3-month Libor plus 8.00%, with a 0% Libor floor. Interest is payable on the 15th day of each March, June, September and December during the term with the first interest payment being September 15, 2021. The Amended Credit Facility does not require any principal payments however the partnership has the option to prepay $1.5 million per quarter beginning twelve months following closing. Financial covenants include a maximum consolidated leverage ratio of 2.5x and a minimum consolidated debt service coverage ratio of 1.1x. The Amended Credit Facility continues to be secured by substantially all of the assets of the partnership.

The foregoing description of the Amended Credit Facility is not complete and is qualified in its entirety by reference to the full text of the Amended Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amended Credit Facility provided above under Item 1.01 is incorporated into this Item 2.03 by reference. A copy of the Amended Credit Facility is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

10.1

Amended and Restated Credit Agreement, dated July 20, 2021, by and among Green Plains Operating Company LLC, as the Borrower, the guarantors identified therein, TMI Trust Company, as Administrative Agent and the other lenders party thereto. (The exhibits and schedules to the Amended Credit Facility have been omitted. The partnership will furnish such schedules to the SEC upon request).

99.1	Press Release, dated July 26, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2021	Green Plains Partners LP By: /s/ G. Patrich Simpkins Jr. G. Patrich Simpkins Jr. Chief Financial Officer (Principal Financial Officer)

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